UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2014

SCOTT’S LIQUID GOLD-INC.

(Exact name of Registrant as specified in its charter)

Colorado	001-13458	84-0920811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4880 Havana Street, Denver, CO		80239
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 373-4860

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Scott’s Liquid Gold-Inc., a Colorado corporation (the “Company”), through its wholly owned subsidiary, Neoteric Cosmetics, Inc., entered into a distribution agreement (the “Distribution Agreement”), effective September 15, 2014, with Montagne Jeunesse International Limited (“Montagne Jeunesse”). The Distribution Agreement replaces in its entirety the existing distribution agreement with Montagne Jeunesse. The Company entered into the Distribution Agreement primarily to extend the fixed term of the agreement. Pursuant to the Distribution Agreement, the Company will continue to be the exclusive distributor of Montagne Jeunesse Face Masque Sachets throughout the United States, provided that at least $4.5 million of such products are sold by the Company to its customers on an annual basis. The Distribution Agreement has an initial term of three years from September 15, 2014, and automatically renews for two year terms, unless terminated at the end of any such term upon six months prior written notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOTT’S LIQUID GOLD-INC.

Date: September 16, 2014	By:	/s/ Barry J. Levine
Barry J. Levine
Chief Financial Officer, Chief Operating Officer and Treasurer